UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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National Presto Industries, Inc.

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National Presto Industries, Inc.
Eau Claire, Wisconsin 54703

April 7, 2010

Dear Stockholder:

          We invite you to attend our annual meeting of stockholders. We will hold the meeting at our offices in Eau Claire on May 18, 2010 at 2:00 p.m. CDT.

          We sincerely hope that you will be able to be present to meet the management of your company, see any new products that may be displayed at the meeting, and vote on the items of business described in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement. If, however, you find that you are unable to attend the meeting in person, we urge that you participate by voting your stock by proxy. You may cast your vote by signing and returning the enclosed proxy card.

          Enclosed with this proxy, you should have received our annual report for 2009, which contains a description of our business and also includes audited financial statements for that year. If you did not receive a copy of the 2009 annual report, a copy will be made available at no charge by contacting us at 1-800-945-0199.

          We are always pleased to hear from our stockholders, and if you cannot be present in person at the meeting, we would be happy to have your letters expressing your viewpoints on our products and businesses or to answer any questions that you might have regarding your Company.

Chair of the Board and President

NATIONAL PRESTO INDUSTRIES, INC.
3925 North Hastings Way
Eau Claire, Wisconsin 54703

Notice of Annual Meeting of Stockholders

TO THE STOCKHOLDERS OF NATIONAL PRESTO INDUSTRIES, INC.:

          The Annual Meeting of Stockholders of National Presto Industries, Inc. will be held at the offices of National Presto, 3925 North Hastings Way, Eau Claire, Wisconsin 54703, on Tuesday, May 18, 2010, at 2:00 p.m. (CDT), for the following purposes:

(1)	to elect Richard N. Cardozo and Patrick J. Quinn as directors for a three-year term ending at the annual meeting to be held in 2013;

(2)	to approve the Incentive Compensation Plan;

(3)	to ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

(4)	to transact such other business as may properly come before the meeting.

          Stockholders of record at the close of business on March 18, 2010, will be entitled to vote at the meeting and any adjournment thereof.

Douglas J. Frederick
Secretary

April 7, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 18, 2010.

Our Notice of Annual Meeting of Stockholders, Proxy Statement and 2009 Annual Report on Form 10-K are available on the National Presto website at www.gopresto.com/proxy/.

NATIONAL PRESTO INDUSTRIES, INC.
3925 North Hastings Way
Eau Claire, Wisconsin 54703

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2010

          The accompanying proxy is solicited by the Board of Directors of National Presto Industries, Inc. (the “Company”), for use at the Annual Meeting of Stockholders to be held at 3925 North Hastings Way, Eau Claire, Wisconsin 54703 on May 18, 2010, at 2:00 p.m. (CDT) (the “Annual Meeting”), and any adjournment thereof. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting and at any adjournment thereof. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Presence at the meeting of a stockholder who has signed a proxy does not alone revoke that proxy. The proxy may be revoked by returning a later dated proxy, giving written notice of revocation to the Secretary of the Company, or attending the Annual Meeting and voting in person.

          At the Annual Meeting stockholders will be asked:

(1)	to elect Richard N. Cardozo and Patrick J. Quinn as directors for a three-year term ending at the annual meeting to be held in 2013;

(2)	to approve the Incentive Compensation Plan;

(3)	to ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

(4)	to transact such other business as may properly come before the meeting.

          Only stockholders of record as of the close of business on March 18, 2010 will be entitled to vote at the Annual Meeting. The presence in person or by proxy of holders of a majority of the shares of stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. Abstentions and proxies submitted by brokers who do not have authority to vote on certain matters will be considered “present” at the Annual Meeting for purposes of determining a quorum. The approximate date on which this proxy statement and form of proxy were first mailed to stockholders is April 7, 2010.

          Under the New York Stock Exchange (“NYSE”) rules, if a broker holds a beneficial owner’s shares in its name and does not receive voting instructions from the beneficial owner, the broker has discretion to vote these shares on certain “routine” matters, including ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm. However, on non-routine matters such as the election of directors and the approval of the Incentive Compensation Plan, the broker must receive voting instructions from the beneficial owner, as it does not have discretionary voting power for these particular items. So long as the broker has discretion to vote on at least one proposal, these “broker non-votes” are counted toward establishing a quorum. When voted on “routine” matters, broker non-votes are counted toward determining the outcome of that “routine” matter.

          Directors are elected by a plurality of the votes cast, which means the individual receiving the largest number of votes will be elected directors as chosen in the election. Therefore, shares voted as “withhold authority to vote” will have no effect on the election of the directors.

          Adoption of the Incentive Compensation Plan will require the affirmative approval of a majority of the votes cast, provided, in compliance with NYSE rules, the total votes cast (including abstentions) on the proposal represent over 50% of the shares entitled to vote on the proposal.

          Ratification of the appointment of BDO Seidman as the Company’s independent registered public accounting firm will require the affirmative approval of a majority of the votes cast. Abstentions do not constitute a vote “for” or “against” the proposal and will be disregarded in the calculation of “votes cast.”

          If a stockholder signs and returns a proxy card without specifying how to vote the shares, the person named as proxy on the proxy card will vote the shares FOR the election of the two director nominees, FOR approval of the Incentive Compensation Plan and FOR the ratification of BDO Seidman, LLP as the Company’s independent registered public accounting firm.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

          The Company has 6,860,777 shares of common stock outstanding and entitled to vote as of the close of business on the record date, March 18, 2010. Each share of common stock is entitled to one vote.

          The following table sets forth information as to beneficial ownership of the Company’s common stock as of the record date by (i) each person known to the Company to hold more than 5% of such stock, (ii) each director, (iii) each current named executive officer in the Summary Compensation Table, and (iv) all directors and officers as a group. Unless otherwise indicated, all stockholders listed in the table have sole voting and investment power with respect to the shares owned by them.

Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock
Maryjo Cohen	2,061,887	(1)	30.1%

Renaissance Technologies LLC 800 Third Avenue New York, NY 10022	386,600	(2)	5.64%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	407,530	(3)	5.94%

Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	808,402	(4)	11.79%

Donald E. Hoeschen	220	(5)	*
Lawrence J. Tienor	1,495	(5)	*
Randy F. Lieble	449	(6)	*
Joseph G. Stienessen	—		—
Richard N. Cardozo	—		—
Patrick J. Quinn	200		*
Douglas J. Frederick	43	(5)	*
All officers and directors as a group (8 persons)	2,064,294		30.1%

(*)	Represents less than 1% of the outstanding shares of common stock of the Company.

(1)

Includes 100,975 shares owned by the L.E. Phillips Family Foundation, Inc., a private charitable foundation of which Ms. Cohen is an officer and director and as such exercises shared voting and investment powers; 1,669,664 shares held in a voting trust described in the section below captioned “Voting Trust Agreement,” in which Ms. Cohen has sole voting power over all of these shares; and 288,939 shares owned by private charitable foundations (other than the Phillips Foundation) of which Ms. Cohen is a co-trustee, officer, or director, and as such exercises shared voting and investment powers; and 2,309 shares held in a 401(k) account that were contributed into the account by the Company through the Company’s contribution. Ms. Cohen disclaims beneficial ownership of the shares owned or held in trust for any other person, including family members, trusts, or other entities with which she may be associated.

(2)

Based on a Schedule 13G filed with the SEC on February 12, 2010. According to this filing, James H. Simons beneficially owns 386,600 shares because of his position as control person of Renaissance Technologies LLC (“RTC”). RTC and Mr. Simons have sole voting power as to 342,600 shares, sole dispositive power as to 363,202 shares and shared dispositive power as to 23,398 shares.

(3)	Based on a Schedule 13G filed with the SEC on January 29, 2010. The schedule indicates that on December 1, 2009 BlackRock completed its acquisition of Barclays Global Investors.
(4)	Based on a Schedule 13G/A filed with the SEC on January 26, 2010.
(5)	These figures represent shares of common stock that are owned by the individuals in their 401(k) accounts and that were contributed into such accounts by the Company.
(6)	This figure includes 99 shares of common stock that are owned by Mr. Lieble in his 401(k) account and were contributed into such account by the Company.

Section 16 (a) Beneficial Ownership Reporting Compliance

          Based upon a review of Forms 3, 4 and 5 and any amendments thereto filed with the SEC pursuant to Section 16(a) of the Securities and Exchange Act of 1934, the Company believes the reporting persons have filed timely reports during the fiscal year ended December 31, 2009.

Voting Trust Agreement

          Seven entities comprising trusts related to the Cohen family and extended family members have entered into a voting trust agreement with respect to the voting of an aggregate of 1,669,664 shares of common stock of the Company. The voting trust agreement will terminate on November 3, 2027 unless sooner terminated by the voting trustee or unanimous written consent of all the parties to the voting trust agreement, or unless extended by unanimous written consent by all parties to the agreement. The voting trustee under the agreement is Maryjo Cohen. Under the agreement, the voting trustee exercises all rights to vote the shares subject to the voting trust with respect to all matters presented for stockholder action.

PROPOSAL NUMBER 1
ELECTION OF DIRECTORS

          Two directors will be elected at the Annual Meeting for a three-year term expiring at the 2013 Annual Meeting. The Restated Articles of Incorporation as amended of the Company currently provide for five directors, divided into three classes with two classes of two directors and one class of one director and the term of office of one class expiring each year. At each Annual Meeting, successors of the class whose term of office expires in that year are elected for a three-year term. The nominee(s) who receive the highest number of votes will be elected director(s) of the Company for the three-year term commencing at the Annual Meeting. Upon recommendation of the Nominating/Corporate Governance Committee, the Board of Directors has nominated Richard N. Cardozo and Patrick J. Quinn for a term that will expire at the annual meeting to be held in 2013.

          The Company believes that the nominees will be able to serve; but should any of the nominees be unable to serve as a director, the proxies will be voted for the election of such substitute nominee as the Board may propose.

Information Concerning Directors and Nominees

          All our directors bring to our Board a wealth of leadership experience. The process undertaken by the Nominating Committee in recommending qualified director candidates is described below under “Corporate Governance.” Information about the two nominees and the three directors, including certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole is provided immediately below.

Name	Age	Business Experience	Director Since
Nominees for Election To The Board – For A Term Ending 2013

Richard N. Cardozo	74	Professor Emeritus, Carlson School of Management, University of Minnesota; Senior Scholar, Florida International University; Adjunct Professor, University of Miami; Chairman, Brown- Stone Distributing.	1998

Mr. Cardozo has an extensive academic background in and practical knowledge of management. That background along with his experience, knowledge and history as a director for the Company and Chairman of Brown-Stone Distributing is invaluable to Board discussions and judgments required for decision making that is in the best long term interest of the Company and its shareholders, as well as to his fulfillment of his positions on the Audit, Nomination, and Compensation Committees.

Patrick J. Quinn	60	Chairman and President, Ayres Associates, an engineering firm, since January 2001 and April 2000 respectively. Director of Wisconsin Capital Funds, Inc. (a SEC regulated mutual fund company). Mr. Quinn also serves as a director of Future Wisconsin Housing (non-profit housing owner/developer), the Eau Claire Community Foundation (non-profit), and Keystone Corporation (a for profit 505 owned subsidiary of Mr. Quinn’s employer).	2001

Mr. Quinn’s executive experience and business acumen is invaluable to Board discussions and judgments required for decision making that is in the best long term interest of the Company and its shareholders, as well as to his fulfillment of his positions on the Audit, Nomination, and Compensation Committees.

Name	Age	Business Experience	Director Since
Director Continuing In Office – For A Term Ending 2012

Maryjo Cohen	57	Chair of the Board, President and Chief Executive Officer of the Company since May 1994	1988

Ms. Cohen’s day to day leadership and experience as Chief Executive Officer as well as her history as an employee of the Company is invaluable to Board discussions and judgments required for decision making that is in the best long term interest of the Company and its shareholders.

Directors Continuing In Office – For A Term Ending 2011

Randy F. Lieble	56	Vice President, Chief Financial Officer, and Treasurer of the Company since September 2008. Former Secretary from January 2009 to November 2009; former director of the Company from December 2006 to August 2007; former Vice President from October 2004, CFO from November 1999 and Treasurer from November 1995 to August 2007.	2008

Mr. Lieble’s experience as Chief Financial Officer and his history as an employee of the Company is invaluable to Board discussions and judgments required for decision making that is in the best long term interest of the Company and its shareholders.

Joseph G. Stienessen, CPA	65	Self employed as an accounting advisor and consultant since July 2007. Former principal with Larson, Allen, Weishair and Company, LLP, a CPA firm, from October 2004 to July 2007; prior to November 2003, Managing Partner of Stienessen, Schlegel and Company, LLC.	2005

Mr. Stienessen has extensive knowledge in the areas of accounting and finance. His expertise in those areas is invaluable to Board discussions and judgments required for decision making that is in the best long term interest of the Company and its shareholders, as well as to his fulfillment of his positions on the Nomination and Compensation Committees. His background also enables him to act as the financial expert for the Company’s Audit Committee.

The Board of Directors recommends that stockholders vote “FOR” the director nominees.

Corporate Governance

          During 2009, there were four Board of Directors meetings. Each of the Directors attended all of the meetings of the Board of Directors, the 2009 Annual Meeting of Stockholders and all meetings of committees on which that Director served with one exception. Mr. Cardozo did not attend the Annual Stockholders’ Meeting. The attendance policy for members of the Board of Directors may be reviewed in the Corporate Governance Guidelines document found on the Company’s website located at www.gopresto.com.

          The Board of Directors has determined that each of Messrs. Cardozo, Quinn and Stienessen qualify as an “independent director” as defined by the rules of the New York Stock Exchange. The Board has determined that Messrs. Cardozo, Quinn and Stienessen do not have a relationship with the Company, other than as a Director, and are therefore independent.

          The Company has Audit, Compensation, and Nominating/Corporate Governance Committees consisting of Messrs. Cardozo, Quinn, and Stienessen. During 2009, the Audit Committee held five formal meetings. The Board has determined that Mr. Stienessen qualifies as an Audit Committee Financial Expert under SEC rules. The Nominating/Corporate Governance Committee met once in 2009. The Compensation Committee had one meeting in 2009.

          The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to the CEO’s compensation and make recommendations regarding the compensation of other executives, including review of the succession plans for the chief executive officer and other senior executives. Activities of the Compensation Committee shall be consistent with the Company’s overall direction and purpose regarding executive compensation as set forth in its charter. See also “Compensation Discussion and Analysis” for a further description of the functions performed by the Compensation Committee. The purpose of the Nominating/Corporate Governance Committee is to identify individuals qualified to become Board members in accordance with the criteria described below, and to take such other action consistent with provisions in its charter. The Nominating/Corporate Governance Committee is also responsible for advising the Board on corporate governance matters, which include developing and recommending to the Board corporate governance principles, overseeing the self evaluation process for the Board and its committees, and such other functions as set forth in its charter.

          Charters of the Nominating/Corporate Governance, Compensation, and Audit Committees; the Corporate Governance Guidelines; and the Corporate Code of Conduct are set forth in the Corporate Governance section of the Company’s website located at www.gopresto.com, and are available in print upon request.

          The Company’s Board of Directors has established a process whereby stockholders and other interested parties may send communications to the Board of Directors, as well as to the presiding Director (Mr. Cardozo) of executive sessions attended by only non-management Directors. The presiding Director may be reached by mailing a letter to: Independent Directors, Attn: Presiding Director, National Presto Industries, Inc., 3925 N. Hastings Way, Eau Claire, WI 54703. The manner in which stockholders and other interested parties can send communications to the Board is set forth in the corporate governance section of the Company’s website located at www.gopresto.com.

          In identifying prospective director candidates, the Nominating/Corporate Governance Committee (herein the “Nominating Committee”) considers its personal contacts, recommendations from stockholders, and recommendations from business and professional sources. It has not historically paid a fee to any third party. The Nominating Committee’s policy is to consider qualified candidates for positions on the Board recommended in writing by stockholders. Stockholders wishing to recommend candidates for future Board membership should submit the recommendations in writing to the Secretary of the Company no later than January 13, 2011, with the submitting stockholder’s name and address and pertinent information about the proposed nominee similar to that required by the by-laws in connection with a nomination to be made from the floor. When evaluating the qualifications of potential new directors, or the continued service of existing directors, the Nominating Committee considers a variety of criteria, including the individual’s reputation for honesty and integrity; respect from leaders and the general citizenry in the community in which the individual resides; the individual’s knowledge of business principles and intellectual capacity to quickly grasp and understand the intricacies of the Company’s businesses; attainment of official status with a leading company, agency, educational institution, or other form of enterprise; accessibility geographically and otherwise for meetings; specialized skills or expertise; diversity of background; independence; financial expertise; freedom from conflicts of interest; ability to understand the role of a director; and ability to fully perform the duties of a director. While candidates recommended by stockholders will generally be considered in the same manner as any other candidate, special consideration will be given to existing directors desiring to stand for re-election given their history of service and their knowledge of the Company, as well as the Board’s knowledge of their level of contribution resulting from such service. Stockholders wishing to recommend for nomination or nominate a director should contact the Company’s Secretary for a copy of the relevant procedure for submitting nominations and a full delineation of the criteria considered by the Nominating Committee when evaluating potential new directors or the continued service of existing directors.

          The company does not have a formal policy on diversity. The Nominating Committee believes that it should select the most qualified person(s) and does not consider gender, race, or national origin as a factor in making its recommendations. With respect to the nomination of continuing directors for re-election, the individual’s past contribution to the Board is the major consideration, not the person’s ethnic background.

          The Company has not adopted any formal policies or procedures for the review, approval, or ratification of transactions that may be required to be reported under the SEC disclosure rules. Such transactions, if and when they are proposed or have occurred, have been or will be reviewed by the entire Board (other than the director involved) on a case-by-case basis. The Company’s Corporate Code of Conduct does contain several provisions that should benefit the Board in reviewing such transactions.

          The Board believes that the Company’s Chief Executive Officer is best situated to serve as Chair of the Board because she is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.

          The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Compensation Committee Interlocks and Insider Participation

          The directors who served on the Compensation Committee during fiscal 2009 were Richard N. Cardozo, Patrick J. Quinn and Joseph G. Stienessen. The Compensation Committee determines the compensation of the chief executive officer and makes recommendations to the Board with respect to the compensation of the other executive officers of the Company, including those listed in the Summary Compensation Table below. Board members Ms. Cohen and Mr. Lieble did not participate in decisions regarding their own 2009 compensation.

          None of the members of the Compensation Committee during fiscal 2009, or in the last three years, was an officer or employee of the Company, or had any related party transaction with the Company. During fiscal 2009, none of the executive officers of the Company served as a member of the board or compensation committee of any entity that has one or more officers serving as a member of the Company’s Board or Compensation Committee.

Director Compensation

          The fiscal 2009 compensation of non-employee directors of the Company is shown in the following table.

DIRECTOR COMPENSATION FOR FISCAL 2009

Name	Fees Earned or Paid in Cash ($) 2009
Patrick J. Quinn	31,500.00
Richard N. Cardozo	31,500.00
Joseph G. Stienessen	31,500.00

          Each non-employee director receives an annual retainer of $25,000. In addition, each director is paid $1,000 for each full day Board or Committee meeting attended and $500 for each half day Board or Committee meeting attended, and the Chairperson of each Committee is paid an additional $500 per year. The Company reimburses basic and reasonable travel costs associated with attending a meeting of the Board or a Committee that requires in excess of 100 miles of travel. Non-employee directors do not receive stock or stock-related compensation.

Audit Committee Report

          Each member of the Audit Committee is independent as defined by the rules of the New York Stock Exchange and the Board of Directors has determined that no member has a relationship to the Company that may interfere with the exercise of their independence from management of the Company. It is the purpose of the Audit Committee to assist the Board of Directors in fulfilling its oversight responsibilities relating to: (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditors. Committee members have conducted an open and comprehensive dialogue with the Company’s auditors regarding the 2009 year-end audited financial statements and have reviewed and discussed those statements with management.

          The Audit Committee members reviewed, discussed and ratified the nature and the extent of the services to be provided by BDO Seidman, LLP related to its 2009 audit, the costs and fees for such services, and the effect of such fee arrangements on the independence of the auditors. The Committee has also discussed with the auditors matters related to SAS 61, received written disclosures from the auditors required by ISB Standard No. 1, and discussed with the auditors their independence. As a consequence of its evaluation and review, the Committee recommended to the full Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the 2009 calendar year based upon the aforementioned review and discussion.

          Submitted by members of the Audit Committee:

Joseph G. Stienessen

Richard N. Cardozo

Patrick J. Quinn

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Overview

          The Discussion and Analysis section addresses the material elements of our executive compensation program, including our compensation philosophy and objectives and how our program is administered. It is intended to complement and enhance an understanding of the compensation information presented in the tables that follow. As used in this proxy statement, the term “named executive officers” means our CEO and CFO for the 2009 fiscal year as well as the three other current executive officers named in the Summary Compensation Table on page 11. In this discussion and analysis, the term “Committee” means the Compensation Committee of our Board.

Compensation Objectives and Philosophy

          Our executive compensation program is intended to:

•	Provide fair compensation to executive officers based on their performance and contributions to the Company;

•	Provide incentives that attract and retain key executives;

•	Instill a long-term commitment to the Company; and

•	Develop a pride and sense of ownership.

          The compensation program is therefore intended to attract, motivate, and retain executive officers who have the capability to manage the Company’s day-to-day operations and personnel, compete ethically in each of our competitive business segments, implement any strategic plans developed by the Company, and implement the Company’s strategic plan to increase shareholder value.

          The principal element of our executive compensation program is base salary. An award of a discretionary bonus to reward exceptional performance is sometimes made, although such awards are infrequent. The Company provides health and life insurance benefits, 401(k) program with a generous Company contribution and other welfare benefits that are available to all of its salaried employees on a non-discriminatory basis. Awards of restricted stock will become a part of the executive compensation program if the Incentive Compensation Plan is approved at the Annual Meeting. The Committee believes that restricted stock awards will reward performance and align the interests of executives with the long-term interests of stockholders.

          The objectives and factors considered with respect to the form and amount of each individual element of our compensation program are more fully described below.

Compensation Process

          The Committee has the responsibility to determine and approve the compensation of the executive officer, to make recommendations to the Board with respect to the compensation of selected non-CEO executive officers and to make recommendations to the Board with respect to incentive plans.

          The Committee met on November 18, 2008 to review compensation matters and establish the base salary of the chief executive officer for 2009. On the same date, the Board established the base salaries of other executive officers. In recommending base salaries for 2009, the Committee considered recommendations by the chief executive officer. No executive officer made a recommendation regarding the form or amount of his or her own compensation. The chief executive officer does provide the committee with recommendations on salaries of the other executive officers. The Committee did not retain any compensation consultant to assist it in the review or determination of executive compensation in 2009.

Elements of Our Executive Compensation Program

          Base Salary and Benefits. Our base salary for executive officers is intended to promote the Company’s compensation objectives generally and specifically to provide basic economic security at a level that will attract and retain talented executive officers. Annual increases in base salary of each of the Company’s executive officers, if any, are determined in accordance with its compensation policy and, where appropriate, the economic conditions in which the Company is operating. Individual job performance is the single most important factor in the Committee’s role in determining base salary. The base salaries of the executive officers were established at levels considered appropriate in light of the duties and scope of their responsibilities.

          The Company strives to provide employee benefits to executive officers and all other salaried employees that are consistent with benefits provided in the communities in which they reside, including 401(k), health insurance, life and disability insurance, and other welfare benefits. Executive officers participate in these plans on the same basis as other employees.

          Discretionary Bonus. Although the Company primarily relies upon awarding an adequate and proper base salary to promote its compensation objectives, the Committee also acknowledges the benefit of awarding discretionary bonuses when an executive’s performance materially goes beyond the Company’s expectations. To this end, the Company’s executive officers may from time to time identify superior executive officer performance to the Committee and request that the Committee consider approving a bonus to reward such performance. Examples of performance that may support such a proposal and consideration by the Committee include, but are not limited to, engaging new customers, developing new products, negotiating a favorable result in a contract, acquiring a new business or asset, or implementing a new process or procedure that creates efficiency for the Company.

          Incentive, Equity, and Deferred Compensation. The Company does not currently have any incentive, equity, or deferred compensation based plans for its executive officers. Historically, the Company did not feel this compensation was necessary because the Company has experienced low turnover and long-term executive officer retention without emphasizing incentive or equity based compensation. It has found, however, that SEC insider trading restrictions are such that it is difficult for executives to purchase stock on the open market without violating those rules. In recognition of that difficulty as well as to align executive interests with those of the Company’s and to provide incentives for future performance, in November 2009, the Committee decided to grant restricted stock to the named executive officers, subject to formal Board adoption and stockholder approval of the Incentive Compensation Plan, as set forth in the table under New Plan Benefits on page 14. The awards are denominated in dollars but are payable in common stock based on the closing stock price on the NYSE on December 31, 2009 ($109.23). The Committee determined the dollar value of the awards based on job responsibilities, experience, individual performance in 2009 as well as recommendations of the CEO. In accordance with SEC rules, the Company will report the aggregate grant date value of the stock awards granted to the named executive officers in the Summary Compensation Table for 2010 (assuming the Incentive Compensation Plan is approved by stockholders at this Annual Meeting).

          Perquisites. In 2009, no named executive officer received perquisites having a value in excess of $10,000. The Committee does not consider perquisites to be a material element of the Company’s compensation program for executive officers.

          Termination and Change in Control Arrangements. The Company does not maintain any employment or change in control agreements for its executive officers.

          Tax Considerations. The Committee is aware that, except for certain plans approved by stockholders, Section 162(m) of the Internal Revenue Code of 1986, as amended, limits deductions to $1 million for compensation paid to the CEO and each of the four most highly paid executive officers named in the summary compensation table who are officers on the last day of the year. The Committee reviews this limit and its application to the compensation paid to its executive officers as part of its compensation policy.

Compensation Committee Report

          The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained under this heading. On the basis of its reviews and discussions, the Committee has recommended to the Board that the Compensation Discussion and Analysis section be included in the Company’s annual report on Form 10-K for the year ended December 31, 2009, and this proxy statement.

          Submitted by the Company’s Compensation Committee:

Richard N. Cardozo

Patrick J. Quinn

Joseph G. Stienessen

SUMMARY COMPENSATION TABLE

          The following table sets forth compensation for individuals who served as Chief Executive Officer and Chief Financial Officer during fiscal 2009 and for each of the other three most highly compensated executive officers who were serving as executive officers at December 31, 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(4) ($)	Total ($)
Maryjo Cohen	2009	424,038							17,150	441,188
Chair of the Board,
President, Chief	2008	398,846							16,100	414,946
Executive Officer,
and Director	2007	350,000							15,750	365,750

Randy F. Lieble	2009	300,000	30,000	(2)					17,150	347,150
Vice President,
Treasurer, and Chief	2008	86,538							6,058	92,596
Financial Officer(1)
	2007	154,103							174,880	328,983

Donald E. Hoeschen	2009	249,485							17,150	266,635
Vice President–
Sales	2008	239,639							16,100	255,739

	2007	229,870	17,500						15,750	245,620

Lawrence J. Tienor	2009	211,115							14,778	225,893
Vice President–
Engineering	2008	200,692							44,938	245,630

	2007	166,500							10,744	177,244

Douglas J. Frederick,	2009	129,616							9,073	138,689
General Counsel and
Secretary(3)

(1)	Mr. Lieble resigned as Vice President, Chief Financial Officer, Treasurer and Secretary effective August 27, 2007 and returned as Chief Financial Officer effective September 8, 2008.
(2)	Based on his 2009 performance, the Board of Directors on or about November 17, 2009 awarded Mr. Lieble a cash bonus which was paid to him in January 2010.
(3)

Mr. Frederick was appointed Secretary on November 17, 2009. Mr. Ian Kees had resigned as Secretary and General Counsel on January 9, 2009. As an employee, Mr. Kees received $13,846 in salary and $969 in contributions to his 401(k) in 2009. Mr. Kees was thereafter retained as a consultant and was paid $150,000 in 2009 for his consulting services.

(4)	For 2009, All Other Compensation includes 401(k) employer contributions.

PROPOSAL NUMBER 2
APPROVAL OF INCENTIVE COMPENSATION PLAN

          As of March 19, 2010, the Board of Directors formally adopted the National Presto Industries, Inc. Incentive Compensation Plan (the “Plan”), subject to stockholder approval. The Plan recognizes insider employees’ difficulty in purchasing stock as a result of SEC insider trading rules. It is intended to attract and retain qualified employees, motivate employees to achieve long-term Company goals and more closely align the interests of employees with those of stockholders.

          Stockholder approval of the Plan is necessary in order for the Company to meet the stockholder approval requirements of the NYSE and to take tax deductions for certain compensation resulting awards granted under the plan qualifying as performance-based compensation under Section 162(m) of the Code.

Description of Plan

          The major features of the Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the Plan that is contained in Appendix A to this Proxy Statement.

Eligibility

          Only employees of the Company and its subsidiaries are eligible to receive awards under the Plan.

Shares Authorized

          A maximum of 50,000 shares of common stock are available for issuance under the Plan. The shares covered by the Plan will be treasury shares. Shares subject to forfeited or terminated awards will again become available for issuance under the Plan.

Share Adjustments

          In the event of a dividend, stock split, spin-off, merger, reorganization, recapitalization or other specified corporate events or transactions, the Compensation Committee may, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjust the number and type of shares with respect to which awards may be granted under the Plan, the number and type of shares subject to outstanding awards, and the number and kind of shares with respect to which awards may be granted to a grantee.

Restricted Stock Awards

          The Plan provides for the grant of restricted stock awards. A restricted stock award is an award of the Company’s common stock that is subject to restrictions. The Compensation Committee will determine the restrictions or conditions to vesting for each award and the purchase price, if any. Restrictions may include time-based restrictions, performance-based restrictions and the occurrence of a specific event. Grantees of restricted stock have all the rights of a stockholder, except as otherwise provided in the award agreement. The terms, restrictions and conditions of each award will be set forth in an award agreement.

Performance-Based Compensation

          The Compensation Committee may grant restricted stock awards under the Plan to “covered employees” that are intended to be performance-based compensation within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Grantees are only entitled to receive payment for a Section 162(m) performance-based award to the extent that pre-established performance goals set by the Compensation Committee for the period are satisfied. The pre-established performance goals must be based on one or more of the following performance criteria specified in the Plan: earnings; net income or loss; operating profit; EBITDA; growth or rate of growth in cash flow; cash flow provided by operations; free cash flow; gross revenues; reductions in expense levels, operating and maintenance cost management and employee productivity; stockholder returns; return measures; growth or rate of growth in return measures; share price; net economic value; economic value added; aggregate product unit and pricing targets; strategic business criteria; achievement of business or operational goals; results of customer satisfaction surveys; or debt ratings, debt leverage and debt service.

Change in Control

          If a change in control (as defined in the Plan) of Company occurs, all unvested restricted stock awards will fully vest and any performance goals applicable to the awards will be considered met to the maximum degree.

Termination of Employment

          Upon termination of the grantee’s employment due to death, disability or retirement, (i) all unvested restricted stock awards that are not subject to performance-based vesting conditions will become fully vested and (ii) all unvested restricted stock awards that are subject to performance-based vesting conditions will vest only when and to the extent the applicable performance goals are satisfied.

Transferability

          No right or interest in any award may be assigned, transferred, pledged or encumbered by a grantee except by will or the laws of descent and distribution.

Administration

          The Plan will be administered by the Compensation Committee. The Compensation Committee will select the employees who will receive awards, determine the amount of the awards and establish the terms and conditions of the awards, including if the award will be tied to meeting the performance-based requirements under Code Section 162(m). The Compensation Committee may interpret the Plan and establish, amend or waive any rules for the proper administration of the Plan. The Compensation Committee may delegate its authority to the Company’s Chief Executive Officer with respect to the grant of awards to persons other than executive officers, covered employees or Section 16 persons.

Term and Amendments

          Unless terminated earlier, the Plan will remain in effect until the date all shares subject to the Plan have been issued and the restrictions and conditions on all awards have lapsed. The Board may amend, suspend or terminate the Plan at any time, provided that no amendment to the Plan will be effective without stock-holder approval if it is required by applicable law or NYSE rules. Except as specifically provided in the Plan or an award agreement, termination, amendment or modification of the Plan will not adversely affect in any material way any outstanding award without the consent of the affected grantee.

Federal Income Tax Consequences

          The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards under the Plan. The description is not intended to address specific tax consequences applicable to an individual who receives an award.

          An award of restricted stock that is subject to substantial risk of forfeiture and is not freely transferable results in income recognition by the grantee in an amount equal to the fair market value of the shares received (determined as if the shares were not subject to substantial risk of forfeiture), less the amount (if any) paid for the shares by the grantee, at the time the restrictions lapse and the shares vest, unless the grantee elects under Section 83(b) of the Code to accelerate income recognition and the taxability of the award to the date of grant. The Company will generally have a corresponding income tax deduction at the time the grantee recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

New Plan Benefits

          If the Plan is approved by stockholders, current executive officers and one non-executive officer will receive the aggregate benefits described in the following table. The Compensation Committee has not approved any other awards under the Plan. As a result, except as provided in the table, the number of future awards under the Plan to be received by particular employees is presently not determinable.

Name and Position	Dollar Value ($)	Number of Shares

Maryjo Cohen President and CEO	$100,000	915

Randy Lieble Vice President, Treasurer and CFO	$30,000	274

Donald Hoeschen Vice President–Sales	$25,000	228

Lawrence Tienor Vice President–Engineering	$25,000	228

Douglas Frederick General Counsel and Secretary	$25,000	228

Executive Group	$205,000	1,873

Non-Executive Director Group	0	0

Non-Executive Officer Employee Group	$37,500	343

          On November 17, 2009 the Board approved the grant of restricted stock awards, subject to formal adoption of the Plan by the Board and stockholder approval of the Plan. The awards are denominated in dollars but are payable in common stock based on a per share price of $109.23, the closing stock price on the NYSE on December 31, 2009. The awards will vest between 5 and 10 years.

          The Board of Directors recommends a vote “FOR” the adoption of the National Presto Industries, Inc. Incentive Compensation Plan.

PROPOSAL NUMBER 3
RATIFY APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          The Board of Directors is submitting the selection of BDO Seidman, LLP to serve as the Company’s independent registered public accounting firm for fiscal 2010 for ratification in order to ascertain the views of stockholders on this selection. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment by the Audit Committee of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. If stockholders do not ratify the appointment of BDO Seidman, LLP, the Audit Committee will reconsider its selection, but it retains the sole responsibility for appointing and terminating the Company’s independent registered public accounting firm.

          It is anticipated that a representative of the accounting firm will be present at the Annual Meeting, via telephone.

          The Board of Directors recommends a vote “FOR” the ratification of BDO Seidman, LLP as the Company’s independent registered public accounting firm for fiscal 2010.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

          The Audit Committee meets with representatives of the independent registered public accounting firm to review its comments and plans for future audits.

          The following table shows the fees billed to the Company for 2009 and 2008 by BDO Seidman:

	Audit Fees (1)	Audit Related Fees	Tax Fees (2)	All Other Fees

Year ended December 31, 2009 (3)	$356,000	$—	$29,500	$—

Year ended December 31, 2008 (4)	$342,000	$—	$29,500	$—

(1)	Includes audit fee for financial statement audits, 10-Q reviews, Sarbanes-Oxley 404 controls work and related expenses.
(2)	Includes tax return preparation, planning and compliance filings.
(3)	Fees for 2009 are estimates.
(4)	Fees for 2008 reflect final amounts billed.

          In accordance with the Audit Committee charter, the Audit Committee must review and, in its sole discretion, pre-approve an itemized budget for the independent auditors’ annual engagement letter and all audit, audit-related, tax and other permissible services proposed to be provided by the independent auditor in accordance with the applicable New York Stock Exchange listing standards and United States Securities and Exchange Commission rules, and the fees for such services. The Audit Committee approved all services provided by BDO Seidman during fiscal years 2009 and 2008.

OTHER MATTERS

          The cost of preparing, assembling, and mailing this proxy statement, the notice, and form of proxy will be borne by the Company. The management has made no arrangement to solicit proxies for the meeting other than by use of mail, except that some solicitation may be made by telephone, facsimile, email, or personal calls by officers or regular employees of the Company. The Company will, upon request, reimburse brokers and other persons holding shares for the benefit of others in accordance with the rates approved by the New York Stock Exchange for their expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of the Company’s stock to give proxies.

          The Board of Directors knows of no other matters to be brought before this Annual Meeting. If any other matter is properly presented for a vote at the meeting, however, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

          The 2009 Annual Report is enclosed with this Proxy Statement and contains the Company’s financial statements for the fiscal year ended December 31, 2009. National Presto Industries, Inc. 2009 Annual Report and Form 10-K annual report on file with the Securities and Exchange Commission may be obtained, without charge, upon written request to Douglas J. Frederick, Secretary, National Presto Industries, Inc., 3925 North Hastings Way, Eau Claire, Wisconsin 54703, phone number 1-800-945-0199. Copies of exhibits to Form 10-K may be obtained upon payment to the Company of the reasonable expense incurred in providing such exhibits.

STOCKHOLDER PROPOSALS

          The Company expects the 2011 Annual Meeting of Stockholders will be held on May 17, 2011. Therefore, any stockholder who desires to present a proposal at the 2011 Annual Meeting, must deliver the written proposal to the Secretary of the Company at 3925 North Hastings Way, Eau Claire, Wisconsin 54703:

•

Not later than December 8, 2010, if the proposal is submitted for inclusion in the Company’s proxy materials for the 2011 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; or

•	Not later than February 17, 2011, if the proposal is submitted pursuant to the Company’s bylaws, in which case the Company is not required to include the proposal in its proxy materials.

          Stockholders may present a proposal at the 2011 Annual Meeting for consideration only if proper notice of the proposal has been given in accordance with one of these requirements. Nominations for Director from the floor at the 2011 Annual Meeting may be made only if advance written notice in accordance with the by-laws is delivered to the Secretary of the Company by February 17, 2011.

BY ORDER OF THE BOARD OF DIRECTORS
Douglas J. Frederick, Secretary

APPENDIX A

NATIONAL PRESTO INDUSTRIES, INC.
INCENTIVE COMPENSATION PLAN

SECTION 1.
PURPOSE AND DURATION

          1.1 Purpose. The purpose of the National Presto Industries, Inc. Incentive Compensation Plan (the “Plan”) is to attract and retain qualified employees of National Presto Industries, Inc. (the “Company”) and its Subsidiaries. By encouraging employees of the Company and its Subsidiaries to acquire a proprietary interest in the Company’s growth and performance, the Company intends to motivate employees to achieve long-term Company goals and to more closely align the interests of such persons with those of the Company’s stockholders.

          1.2 Duration of the Plan. The Plan shall become effective as of May 18, 2010, subject to the approval of the stockholders of the Company at the Annual Meeting on May 18, 2010 (the “Effective Date”). The Plan shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 6 hereof, until the date all Shares subject to the Plan shall have been issued or acquired and the Restrictions on all Awards granted under the Plan shall have lapsed, according to the Plan’s provisions.

SECTION 2.
DEFINITIONS

          As used in the Plan, in addition to terms elsewhere defined in the Plan, the following terms shall have the meanings set forth below:

          2.1 “Award” or “Restricted Stock Award” means an award of Restricted Stock granted to an Eligible Person under this Plan.

          2.2 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award granted hereunder between the Company and a Grantee.

          2.3 “Board” means the Board of Directors of the Company.

          2.4 “Change in Control” means the occurrence of any one or more of the following:

                    (a) An acquisition of outstanding or newly issued Company securities that results in any Person with Beneficial Ownership (as each are defined within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% (other than any Person who, as of the date hereof, already has Beneficial Ownership of at least 20%) of either (x) the then outstanding shares of the Company’s Common Stock (the “Outstanding Company Common Stock”), or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); or

                    (b) A change in the composition of the Board in connection with a tender or exchange offer, a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Corporate Transaction”) or a direct purchase of securities from the Company such that (i) the individuals who, as of the date hereof, constitute the members of the Board (the “Incumbent Board”) cease to constitute at least a majority of the Board, or (ii) a majority of the individuals who, as of the date hereof, constitute the Incumbent Board resign or are removed from the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents; or

                    (c) The approval by the stockholders of the Company of a Corporate Transaction or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which (i) all or substantially all of the Beneficial Owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will Beneficially Own, directly or indirectly, more than 50% of the Outstanding Company Common Stock, or more than 50% of the Outstanding Company Voting Securities of the Company resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Corporate Transaction) will Beneficially Own, directly or indirectly, 20% or more of, respectively, the Outstanding Company Common Stock or Outstanding Company Voting Securities resulting from such Corporate Transaction except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction, and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the board of directors of the corporation resulting from such Corporate Transaction; or

                    (d) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

                    Despite all of the foregoing, no Change in Control is deemed to have occurred with respect to a Grantee if a Grantee is part of a purchasing group which consummates the Change in Control transaction. A Grantee is deemed “part of a purchasing group” for purposes of the preceding sentence if the Grantee is an equity participant in the purchasing company or group except for (i) passive ownership of less than three percent (3%) of the stock of the purchasing company or (ii) ownership of an equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the Incumbent Board.

          2.5 “Code” means the Internal Revenue Code of 1986 (and any successor thereto), as amended from time to time, and applicable regulations and rulings thereunder.

          2.6 “Committee” has the meaning set forth in Section 3.1.

          2.7 “Common Stock” means common stock, par value $1.00 per share, of the Company.

          2.8 “Company” has the meaning set forth in Section 1.1.

          2.9 “Covered Employee” means a Grantee who, as of the last day of the fiscal year in which the value of an Award is includable in income for federal income tax purposes, is one of the group of “covered employees,” within the meaning of Code Section 162(m), with respect to the Company.

          2.10 “Disability” means the disability of the Grantee such as would entitle the Grantee to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Grantee or, if no such plan exists or is applicable to the Grantee, the permanent and total disability of the Grantee in the sense that he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

          2.11 “Effective Date” has the meaning set forth in Section 1.1.

          2.12 “Eligible Person” means any employee of an Employer.

          2.13 “Employer” means the Company or any Subsidiary.

          2.14 “Exchange Act” means the Securities and Exchange Act of 1934, as amended, or any successor thereto, and the rules and regulations promulgated thereunder, all as shall be amended from time to time.

          2.15 “Fair Market Value” means, as of any applicable date, the last sale price for one Share on such date as reported on the New York Stock Exchange or, if the foregoing does not apply, on such other market system or stock exchange on which the Company’s Common Stock is then listed or admitted to trading, or on the last previous day on which a sale was reported if no sale of a Share was reported on such date, or (b) if the foregoing subsection (a) does not apply, the fair market value of a Share as reasonably determined in good faith by the Board.

          2.16 “Grant Date” means the date on which an Award is granted, which date may be specified in advance by the Committee.

          2.17 “Grantee” means an Eligible Person who has been granted an Award.

          2.18 “Including” or “includes” means “including, but not limited to,” or “includes, but is not limited to,” respectively.

          2.19 “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

          2.20 “Performance Goal” means the objective or subjective criteria determined by the Committee, the degree of attainment of which will affect the amount of the Award the Grantee is entitled to receive or retain, and to the extent the Committee intends an Award to comply with the Performance-Based Exception, the Performance Goals shall be chosen from among the Performance Measures set forth in Section 4.4(a).

          2.21 “Performance Measure” has the meaning set forth in Section 4.4(a).

          2.22 “Person” means any individual, sole proprietorship, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

          2.23 “Restricted Stock” means any Share issued under the Plan that is subject to Restrictions.

          2.24 “Restrictions” means any restriction on a Grantee’s free enjoyment of the Shares or other rights underlying Awards, including (a) that the Grantee or other holder may not sell, transfer, pledge, or assign a Share or right, and (b) such other restrictions as the Committee may impose in the Award Agreement (including any restriction on the right to vote such Share and the right to receive any dividends). Restrictions may be based upon the passage of time or the satisfaction of performance criteria or the occurrence of one or more events or conditions, and shall lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Committee shall specify. Awards subject to a Restriction shall be forfeited if the Restriction does not lapse prior to such date or the occurrence of such event or the satisfaction of such other criteria as the Committee shall determine.

          2.25 “Retirement” means the Termination of Service at or after age 65.

          2.26 “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

          2.27 “Share” means a share of the Common Stock of the Company.

          2.28 “Subsidiary” means any Person that directly, or through one (1) or more intermediaries, is controlled by the Company.

          2.29 “Termination of Service” occurs on the first day on which an individual is for any reason no longer providing services to an Employer in the capacity of an employee.

          2.30 “Year” means a calendar year.

SECTION 3.
ADMINISTRATION

          3.1 Committee. The Plan shall be administered by the Compensation Committee of the Board unless otherwise determined by the Board (the “Committee”). The members of the Committee shall be appointed by the Board from time to time and may be removed by the Board from time to time. Subject to Section 4.4(c), the Committee may delegate to the Chief Executive Officer of the Company any or all of the authority of the Committee with respect to the grant of Awards to Grantees, other than Grantees who are executive officers, or are (or are expected to be) Covered Employees and/or are Section 16 Persons at the time any such delegated authority is exercised.

          3.2 Powers of the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority and sole discretion as follows:

                    (a) to determine when, to whom and in what amounts Awards should be granted;

                    (b) to grant Awards to Eligible Persons in any number, and to determine the terms and conditions applicable to each Award (including without limitation conditions intended to comply with Code Sections 409A and 162(m)), the number of Shares to be awarded, any purchase price to be paid by the Grantee, any Restriction, the length of the restricted period, any schedule for or performance conditions relating to the earning of the Award or the lapse of forfeiture restrictions, restrictive covenants, restrictions on transferability, any performance period, any Performance Goals, including those relating to the Company and/or a Subsidiary and/or any division thereof and/or an individual, and/or vesting based on the passage of time;

                    (c) to determine whether any performance or vesting conditions, including Performance Measures or Performance Goals, have been satisfied;

                    (d) except as provided in Sections 5.8(b) and 5.9, to determine whether, to what extent and under what circumstances an Award may be accelerated, vested, canceled, forfeited or surrendered, or any terms of the Award may be waived;

                    (e) to interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan;

                    (f) to establish, amend, suspend or waive rules and regulations for the proper administration of the Plan;

                    (g) to determine the terms and conditions of all Award Agreements applicable to Eligible Persons (which need not be identical) and, with the consent of the Grantee (except as provided in this Section 3.2(g) and 6.2), to amend any such Award Agreement at any time; provided that the consent of the Grantee shall not be required for any amendment (i) which does not adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or regulation or change in an existing applicable law or regulation or interpretation thereof, or (iii) to the extent the Award Agreement specifically permits amendment without consent;

                    (h) to impose such additional terms and conditions upon the grant or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate;

                    (i) to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan; and

                    (j) to take any other action with respect to any matters relating to the Plan and to make all other decisions and determinations, including factual determinations, as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

          3.3 Decisions Binding. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all Persons, including the Company, its Subsidiaries, any Grantee, any Eligible Person, any Person claiming any rights under the Plan from or through any Grantee, and stockholders. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

SECTION 4.
SHARES SUBJECT TO THE PLAN AND ADJUSTMENTS; CODE SECTION 162(M)

          4.1 Number of Shares Available for Grants.

                    (a) Subject to adjustment as provided in Section 4.2, the aggregate number of Shares which may be delivered under the Plan shall not exceed 50,000 Shares. If any Shares subject to an Award granted hereunder are forfeited or such Award otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan.

                    (b) The Committee shall from time to time determine the appropriate methodology for calculating the number of Shares that have been delivered pursuant to the Plan. Shares delivered pursuant to the Plan shall be treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

          4.2 Adjustments in Authorized Shares and Awards.

                    (a) In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, or other securities or property), stock split or combination, forward or reverse merger, reorganization, subdivision, consolidation or reduction of capital, recapitalization, consolidation, scheme of arrangement, split-up, spinoff or combination involving the Company or repurchase or exchange of Shares, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of: (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted under the Plan, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the number of Shares with respect to which Awards may be granted to a Grantee, and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

          4.3 Compliance With Code Section 162(m).

                    (a) Section 162(m) Compliance. To the extent the Committee determines that compliance with the Performance-Based Exception is desirable with respect to an Award, Sections 4.3 and 4.4 shall apply (it being understood that compliance with 162(m) is not mandated under the Plan with respect to Awards). In the event that changes are made to Code Section 162(m) to permit flexibility with respect to any Awards available under the Plan, the Committee may, subject to Sections 4.3 and 4.4, make any adjustments to such Awards as it deems appropriate.

                    (b) Eligible Persons. The Committee shall designate the Eligible Persons (each of whom shall be Covered Employees) to be granted an Award intended to comply with Performance-Based Exception within the time period prescribed by Section 162(m) of the Code (i.e., within the first ninety (90) days of each Year subject to any exception stated therein); provided that for a hiring or promotion after such period, the designation shall not be later than the elapse of 25% of the remainder of such Year after such hiring or promotion.

                    (c) Time Frame Required to Establish Performance Measures. The Committee shall set the objective-based Performance Measures (as set forth in Section 4.4 below) in writing within the time period prescribed by Section 162(m) of the Code (i.e., within the first ninety (90) days of each Year subject to any exception stated therein).

                    (d) Committee Certification and Determination of Amount of Award. The Committee shall determine and certify in writing (resolutions or minutes are acceptable) the degree of attainment of Performance Measures for any Award intended to comply with Performance-Based Exception as soon as administratively practicable after the end of each Year but not later than sixty (60) days after the end of such Year. The Committee reserves the discretion to reduce (but not below zero) the amount of an individual’s Award below the maximum Award. The determination of the Committee to reduce (or not pay) an individual’s Award for a Year shall not affect the maximum Award payable to any other individual.

                    (e) 162(m) Award Limitations. The aggregate number of Shares subject to Restricted Stock Awards granted under this Plan to any single Grantee shall not exceed 2500 Shares during any calendar year. The foregoing limitation shall be subject to adjustment under Section 4.2(a), but only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

          4.4 Performance Based Exception Under Section 162(m).

                    (a) Performance Measures. Subject to Section 4.4(d), unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general Performance Measures set forth in this Section 4.4(a), for Awards designed to qualify for the Performance-Based Exception, the objective performance criteria shall be based upon one or more of the following (each a “Performance Measure”):

                              i. Earnings before interest, tax, depreciation or amortization (“EBITDA”) (actual and adjusted and either in the aggregate or on a per-Share basis);

                              ii Earnings (either in the aggregate or on a per-Share basis);

                              iii. Net income or loss (either in the aggregate or on a per-Share basis);

                              iv. Operating profit;

                              v. Growth or rate of growth in cash flow;

                              vi. Cash flow provided by operations (either in the aggregate or on a per-Share basis);

                              vii. Free cash flow (either in the aggregate on a per-Share basis);

                              viii. Gross revenues;

                              ix. Reductions in expense levels, operating and maintenance cost management and employee productivity;

                              x. Stockholder returns and return measures (including return on assets, investments, equity, or gross sales);

                              xi. Growth or rate of growth in return measures;

                              xii. Share price (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time);

                              xiii. Net economic value and/or economic value added;

                              xiv. Aggregate product unit and pricing targets;

                              xv. Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

                              xvi. Achievement of business or operational goals such as market share and/or business development;

                              xvii. Results of customer satisfaction surveys; and/or

                              xviii. Debt ratings, debt leverage and debt service;

provided that applicable Performance Measures may be applied on a pre- or post-tax basis; and provided further that the Committee may, on the Grant Date of an Award intended to comply with the Performance-Based Exception, and in the case of other Awards, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss.

                    (b) Flexibility in Setting Performance Measures. The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Grantee, a department, unit, division or function within the Company or any one or more Subsidiaries; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

                    (c) Adjustments. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established Performance Measures; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not (unless the Committee determines to amend the Award so that it no longer qualified for the Performance-Based Exception) be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). The Committee may not, unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception, delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.

                    (d) Changes to Performance Measures. In the event that applicable laws, rules or regulations change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

SECTION 5.
RESTRICTED STOCK AWARDS

          5.1 Grant of Restricted Stock. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to any Eligible Person in such amounts as the Committee shall determine.

          5.2 Award Agreement. Each grant of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Restrictions, the number of Shares subject to the Restricted Stock Award, and such other provisions not inconsistent with the provisions of this Plan as the Committee shall determine. The Committee may impose such Restrictions on any Restricted Stock Award as it deems appropriate, including time-based Restrictions, performance –based Restrictions, Restrictions based on the occurrence of a specified event, and/or Restrictions under applicable securities laws.

          5.3 Consideration for Award. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Stock.

          5.4 Vesting. Shares subject to a Restricted Stock Award shall become vested as specified in the applicable Award Agreement. For purposes of calculating the number of Shares of Restricted Stock that become vested, Share amounts shall be rounded to the nearest whole Share amount.

          5.5 Effect of Forfeiture. If Restricted Stock is forfeited, and if the Grantee was required to pay for such Shares, the Grantee shall be deemed to have resold such Restricted Stock to the Company at a price equal to the lesser of (a) the amount paid by the Grantee for such Restricted Stock and (b) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Restricted Stock shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Stock.

          5.6 Escrow; Legends. The Committee may provide that the certificates for any Restricted Stock (a) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Stock becomes nonforfeitable or is forfeited and/or (b) shall bear an appropriate legend restricting the transfer of such Restricted Stock under the Plan. If any Restricted Stock becomes nonforfeitable, the Company shall cause certificates for such Shares to be delivered without such legend or shall cause a release of restrictions on a book entry account maintained by the Company’s transfer agent.

          5.7 Payment of Withholding Taxes. The Company has the right to withhold amounts from Awards to satisfy federal, state, local or foreign tax withholding requirements as it deems appropriate. The Company may decide to satisfy the withholding obligations through additional withholding on salary or other wages or by requiring the Grantee to promptly remit the amount of withholding to the Company prior to the delivery of the Shares with respect to the Award, or the Company may in its discretion withhold from the Shares to be delivered Shares sufficient to satisfy all or a portion of such tax withholding requirements.

          5.8 Rights Upon Termination of Service.

                    (a) General. Except to the extent that the Committee provides otherwise in an Award Agreement, in the event the Grantee’s Termination of Service is due to any reason other than death, Disability or Retirement, all unvested Restricted Stock Awards then held by the Grantee shall be cancelled and forfeited to the Company.

                    (b) Termination of Service Due to Death, Disability or Retirement. In the event the Grantee’s Termination of Service is due to death, Disability or Retirement, all unvested Restricted Stock Awards then held by the Grantee that are not subject to performance-based vesting conditions will become fully vested. If the unvested Restricted Stock Awards then held by the Grantee are subject to performance-based vesting conditions, the vesting of such Restricted Stock Awards shall occur only when and to the extent the applicable Performance Goals are satisfied.

           5.9 Change in Control. In the event of a Change in Control, all unvested Restricted Stock Awards will become immediately fully vested and non-forfeitable and any Performance Goals applicable to the Restricted Stock Awards will be deemed to have been satisfied to the maximum degree specified in the Award.

           5.10 Nontransferability of Awards. No right or interest of any Grantee in a Restricted Stock Award prior to vesting may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee other than by will or by the laws of descent and distribution. Nothing herein shall be construed as requiring the Committee to honor the order of a domestic relations court regarding an Award, except to the extent required under applicable law.

          5.11 Beneficiary Designation. Each Grantee under the Plan may, from time to time, name a beneficiary to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. If no beneficiary has been designated or if a beneficiary designated by the Grantee fails to survive the Grantee, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

          5.12 Stockholder Rights in Restricted Stock. Restricted Stock, whether held by a Grantee or in escrow or other custodial arrangement by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Restricted Stock, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Shares of Restricted Stock. Stock dividends and deferred cash dividends issued with respect to Restricted Stock shall be subject to the same restrictions and other terms as apply to the Shares of Restricted Stock with respect to which such dividends are issued.

SECTION 6.
AMENDMENTS AND TERMINATION

          6.1 Amendment and Termination. Subject to Section 6.2, the Board may at any time amend, alter, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s stockholders, provided that any amendment shall be subject to the approval of the Company’s stockholders if such approval is required by any federal or state law or regulation or any stock exchange or automated quotation system on which the Shares may then be listed or quoted.

          6.2 Previously Granted Awards. Except as otherwise specifically provided in the Plan or an Award Agreement, no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Grantee of such Award.

SECTION 7.
GENERAL PROVISIONS

          7.1 Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Wisconsin other than its law respecting choice of laws and applicable federal law.

          7.2 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

          7.3 Securities Law Compliance. If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any securities exchange or market upon which Shares may be listed, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable. All evidence of Share ownership delivered pursuant to any Award shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations or other requirements of the SEC, any securities exchange or market upon which Shares are then listed, and any applicable securities law. If so requested by the Company, the Grantee shall make a written representation and warranty to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the

Securities Act of 1933, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company an opinion of counsel, in form and substance satisfactory to the Company, that such registration is not required.

If the Committee determines that nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company’s equity securities, then the Committee may postpone any such nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

          7.4 Section 409A. To the extent applicable and notwithstanding any other provision of this Plan, this Plan and Awards hereunder shall be administered, operated and interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date on which the Board approves the Plan; provided, however, in the event that the Committee determines that any amounts payable hereunder may be taxable to a Grantee under Code Section 409A and related Department of Treasury guidance prior to the payment and/or delivery to such Grantee of such amount, the Company may (a) adopt such amendments to the Plan and related Award, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to comply with or exempt the Plan and/or Awards from the requirements of Code Section 409A and related Department of Treasury guidance, including such Department of Treasury guidance and other interpretive materials as may be issued after the date on which the Board approves the Plan. The Company and its Subsidiaries make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan, and, notwithstanding the above provisions and any agreement or understanding to the contrary, if any Award, payments or other amounts due to a Grantee (or his or her beneficiaries, as applicable) results in, or causes in any manner, the application of an accelerated or additional tax, fine or penalty under Code Section 409A or otherwise to be imposed, then the Grantee (or his or her beneficiaries, as applicable) shall be solely liable for the payment of, and the Company and its Subsidiaries shall have no obligation or liability to pay or reimburse (either directly or otherwise) the Grantee (or his or her beneficiaries, as applicable) for, any such additional taxes, fines or penalties.

          7.5 No Right to Continued Employment or Awards. No employee shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award. The grant of an Award shall not be construed as giving a Grantee the right to be retained in the employ of the Company or any Subsidiary or to be retained as a director of the Company or any Subsidiary. Further, the Company or a Subsidiary may at any time terminate the employment of a Grantee free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

          7.6 Construction. The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders. The headings of sections and subsections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

          7.7 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

          7.8 Plan Document Controls. This Plan and each Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided that in the event of any inconsistency between this Plan and such Award Agreement, the terms and conditions of the Plan shall control unless otherwise expressly stated in the Award Agreement.

Notice of
Annual
Meeting
and
Proxy
Statement

Annual Meeting of Stockholders
May 18, 2010

Please sign and return the
enclosed proxy card promptly.

National Presto Industries, Inc.
3925 North Hastings Way
Eau Claire, Wisconsin 54703

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting and Proxy Statement and 2009 Annual Report on Form 10-K are available at www.gopresto.com/proxy.

NATIONAL PRESTO INDUSTRIES, INC.	This Proxy is Solicited on Behalf of the Board of Directors

Proxy Eau Claire, Wisconsin 54703 Telephone (715) 839-2119

The undersigned hereby appoints Maryjo Cohen as proxy, with the power to appoint substitutes, and hereby authorizes her to represent and to vote as designated below, all the shares of common stock of National Presto Industries, Inc., held of record by the undersigned on March 18, 2010, at the Annual Meeting of Stockholders to be held on May 18, 2010 and any adjournment thereof.

The Board of Directors recommends a vote “FOR” Proposals 1, 2, and 3.

1. Election of Directors	FOR all nominees (except as marked to the contrary to the right)	WITHHOLD from all nominees	To withhold authority to vote for any individual nominee, write that nominee’s name on the line below.
Nominees:
Richard N. Cardozo	☐	☐
Patrick J. Quinn

	For	Against	Abstain
2. Approval of the National Presto Industries, Inc. Incentive Compensation Plan.	☐	☐	☐

3. Ratify the appointment of BDO Seidman, LLP as National Presto’s independent registered public accounting firm for the fiscal year ending December 31, 2010.	☐	☐	☐

In her discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.
(Continued, and to be signed, on the other side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” Proposals 1, 2 and 3.

Please sign exactly as name appears below.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED _______________________________, 2010

Signature _________________________________

Signature if held jointly _______________________